Exhibit 21

WHIRLPOOL CORPORATION

List of Subsidiaries

Subsidiary and Name Under Which It Does Business	Jurisdiction in Which Organized
1900 Holdings Corporation	Delaware
A & E Factory Service, LLC	Delaware
Admiral International Corporation	Delaware
Alno Moebelwerke & Co. KG	Germany
Amana Financial Services, Inc.	Delaware
Anvil Technologies LLC	Delaware
Bauknecht AG	Switzerland
Bauknecht Hausgeräte GmbH	Germany
IRE Beteiligungs GmbH	Germany
Bauknecht Limited	England
Beijing Embraco Snowflake Compressor Company Ltd.	China
Biauraguay S.A.	Uruguay
Bill Page Orchestra, Inc.	California
Brasmotor S.A.	Brazil
Brastemp da Amazônia S.A.	Brazil
Brastemp Utilidades Domésticas Ltda.	Brazil
BWI Products Italia s.r.l.	Italy
BWI Products Ltd.	England
Comercial Acros Whirlpool, S.A. de C.V.	Mexico
Consórcio Nacional Brastemp Ltda.	Brazil
Consumer Appliances Service Limited	Hong Kong
Crosley International, Inc.	Delaware
Ealing Compania de Gestiones y Participaciones S.A.	Uruguay
Elera Delaware, Inc.	Delaware
Elera Holdings Corporation	Delaware
Elica S.p.A.	Italy
Embraco Europe S.r.l.	Italy
Embraco Eurosales S.r.l.	Italy
Embraco Mexico S. de R.L. de C.V.	Mexico
Embraco Mexico Servicios, S. de R. L. de C.V.	Mexico
Embraco North America, Inc.	Delaware
Embraco Slovakia S.r.o.	Slovakia
Great Teco Whirlpool Co., Ltd.	Taiwan
Guangdong Whirlpool Electrical Appliances Co., Ltd.	China
Hoover Commercial Limitada	Brazil
Industrias Acros Whirlpool, S.A. de C.V.	Mexico
KitchenAid Delaware, Inc.	Delaware
KitchenAid Europa, Inc.	Delaware
KitchenAid Europa, Inc. (Brussels Branch)	Belgium
KitchenAid Promotions, LLC	Michigan
KitchenAid, Inc. (Ohio)	Ohio
Latin America Sales and Service Company	Argentina
LAWSA S.A.	Delaware
Macrosonix Corp.	Virginia
Maharashtra Investment, Inc.	Delaware
Maytag (Australia) Pty. Ltd.	Australia
Maytag Commercial, S. de R.L. de C.V.	Mexico
Maytag Corporation	Delaware

Subsidiary and Name Under Which It Does Business	Jurisdiction in Which Organized
Maytag Europe Limited	United Kingdom
Maytag Financial Services Corp.	Delaware
Maytag France, SAS	France
Maytag Holdings, Inc.	Delaware
Maytag Iberia, S.L.	Spain
Maytag International Investments, Inc.	Delaware
Maytag International Sub Holdings Inc.	Delaware
Maytag International, Inc.	Delaware
Maytag International, Inc. (branch in Singapore)	Singapore
Maytag Limited	Canada
Maytag Manufacturing, LLC	Delaware
Maytag Mexico Appliance Products S de R.L. de C.V.	Mexico
Maytag Sales, Inc.	Delaware
Maytag Services, LLC	Delaware
Maytag Servicios S. de R.L. de C.V.	Mexico
Maytag Worldwide N.V.	The Netherlands Antilles
MLOG Armazém Geral Ltda.	Brazil
Modi Hoover Limited	India
New Home Technologies L.L.C.	Texas
Nineteen Hundred Corporation	New York
Paulista Servicios de Consultoria	Brazil
Planihold S.A.	Brazil
Polar, S.A.	Poland
Prestadora de Servicos Administrativos Regiomontana, S. de R.L. de C.V.	Mexico
Qingdao EECON Electronic Controls and Appliances Co., Ltd.	China
SASCO do Brasil, S.A.	Brazil
South American Sales Partnership	Cayman Islands
THC Assets Corporation	Delaware
Universal E-Commerce GmbH	Switzerland
W.I.L. Service Ltd.	Isle of Man
WCGP Nova Scotia Co.	Nova Scotia
WFC de Mexico S. de R.L. de C.V.	Mexico
Whirlpool (Australia) Pty. Limited	Australia
Whirlpool (Australia) Pty. Limited (New Zealand Branch) dba Whirlpool New Zealand	New Zealand
Whirlpool (B.V.I.) Limited	British Virgin Islands
Whirlpool (China) Investment Co. Ltd.	China
Whirlpool (Hong Kong) Limited	Hong Kong
Whirlpool (Malaysia) Sdn Bhd	Malaysia
Whirlpool (Thailand) Limited	Thailand
Whirlpool (UK) Ltd.	England
Whirlpool America Holdings Corp.	Delaware
Whirlpool Argentina S.A.	Argentina
Whirlpool Asean Co.	Delaware
Whirlpool Asia B.V.	The Netherlands
Whirlpool Asia Inc.	Delaware
Whirlpool Austria GmbH	Austria
Whirlpool Baltic UAB	Lithuania
Whirlpool Benelux N.V./S.A.	Belgium
Whirlpool Bulgaria Ltd.	Bulgaria
Whirlpool Canada Co.	Nova Scotia

Subsidiary and Name Under Which It Does Business	Jurisdiction in Which Organized
Whirlpool Canada Holding Co.	Nova Scotia
Whirlpool Canada LP	Canada
Whirlpool Chile Ltda.	Chile
Whirlpool CIS Ltd.	Russia
Whirlpool Colombia S.A.	Columbia
Whirlpool Comercial Ltda.	Brazil
Whirlpool CR, spol. s.r.o.	Czechoslovakia
Whirlpool Croatia Ltd.	Croatia
Whirlpool do Brasil Ltda.	Brazil
Whirlpool Eesti OU	Estonia
Whirlpool El Salvador, S.A. de C.V.	El Salvador
Whirlpool Enterprises LLC	Delaware
Whirlpool Eurofinance B.V.	The Netherlands
Whirlpool Europe B.V.	The Netherlands
Whirlpool Europe Coordination Center S.A.	Belgium
Whirlpool Europe Holdings B.V.	The Netherlands
Whirlpool Europe Holdings Limited	Delaware
Whirlpool Europe Srl	Italy
Whirlpool Europe Srl (Kazakhstan Representative Office)	Kazakhstan
Whirlpool Europe Srl (Russian Representative Office)	Russia
Whirlpool Europe Srl (Slovenia Representative Office)	Slovenia
Whirlpool Europe Srl (Ukraine Representative Office)	Ukraine
Whirlpool Finance B.V.	The Netherlands
Whirlpool Finance Overseas Ltd.	Bermuda
Whirlpool Financial (Mauritius) Limited	Mauritius
Whirlpool Financial Corporation	Delaware
Whirlpool Financial Corporation International	Delaware
Whirlpool Floor Care Corp.	Delaware
Whirlpool France S.A.S.	France
Whirlpool Greater China Inc.	Delaware
Whirlpool Greater China Inc. (Hong Kong Branch)	Hong Kong
Whirlpool Guatemala, S.A.	Guatemala
Whirlpool Hellas S.A.	Greece
Whirlpool Holdings Corporation	Delaware
Whirlpool Home Appliance (Shanghai) Co., Ltd.	China
Whirlpool Home Appliance (Shanghai) International Trading Co., Ltd.	China
Whirlpool Home Appliances Limited Liability Company	Turkey
Whirlpool Hungarian Trading Limited Liability Company	Hungary
Whirlpool Iberia, Sucursal en Espana de Whirlpool Europe Srl	Spain
Whirlpool India Holdings Limited	Delaware
Whirlpool India Holdings Limited (India Branch)	Delaware
Whirlpool Insurance Company, Ltd.	Bermuda
Whirlpool Internacional S. de R.L. de C.V.	Mexico
Whirlpool Ireland (branch)	Ireland
Whirlpool Ireland Ltd.	Ireland
Whirlpool Japan Inc.	Delaware
Whirlpool Latin America B.V.	The Netherlands
Whirlpool Latin America Corporation	Delaware
Whirlpool Latvia S.I.A.	Latvia
Whirlpool Ltd Belgrade	Serbia
Whirlpool Luxembourg S.a.r.l.	Luxembourg

Subsidiary and Name Under Which It Does Business	Jurisdiction in Which Organized
Whirlpool Management Club, Inc.	Michigan
Whirlpool Manufacturing Corporation	Michigan
Whirlpool Maroc S.a.r.l.	Morocco
Whirlpool Mauritius Limited	Mauritius
Whirlpool México, S.A. de C.V.	Mexico
Whirlpool Microwave Products Development Limited	Hong Kong
Whirlpool NAAG Holdings Corporation	Delaware
Whirlpool NAR Holdings, LLC	Delaware
Whirlpool Nederland B.V.	The Netherlands
Whirlpool Nordic A/S (Norway)	Norway
Whirlpool Nordic AB	Sweden
Whirlpool Nordic AB (Denmark Branch)	Denmark
Whirlpool Nordic AB (Finland Branch)	Finland
Whirlpool Nordic AB (Norway Branch)	Norway
Whirlpool Nordic AKTS (Denmark)	Denmark
Whirlpool Nordic OY (Finland)	Finland
Whirlpool Oceania Inc.	Delaware
Whirlpool of India Limited	India
Whirlpool Overseas Holdings, LLC	Delaware
Whirlpool Overseas Hong Kong Limited	Hong Kong
Whirlpool Overseas Manufacturing S.`ar.l.	Luxembourg
Whirlpool Patents Company	Michigan
Whirlpool Peru S.R.L.	Peru
Whirlpool Polska Sp. z.o.o.	Poland
Whirlpool Portugal Electrodomésticos, Lda.	Portugal
Whirlpool Product Development (Shenzhen) Company Limited	China
Whirlpool Properties, Inc.	Michigan
Whirlpool Puntana S.A.	Argentina
Whirlpool Realty Corporation	Delaware
Whirlpool Romania s.r.l.	Romania
Whirlpool S.A.	Brazil
Whirlpool S.A. Sociedad De Ahorros Para Fines Determinados	Argentina
Whirlpool Slovakia spol s.r.o.	Slovakia
Whirlpool South Africa (Pty) Ltd.	South Africa
Whirlpool Southeast Asia Pte.	Singapore
Whirlpool SSC Limited	Ireland
Whirlpool Sweden AB	Sweden
Whirlpool Taiwan Co., Ltd.	Taiwan
Whirlpool Technologies, LLC	Michigan
Whirlpool UK Pension Scheme Trustee Limited	England
Wolverine International Finance Corporation	Cayman Islands

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